UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 E. Putnam Ave, Suite 378

Greenwich, CT 06830

(Address of principal executive offices)

(800) 742-3095

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	SDSTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2025 (the “Closing Date”), Stardust Power Inc. (the “Company”) consummated a public offering (the “Offering”) of an aggregate of (i) 4,792,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) Common Stock purchase warrants (“Common Warrants”) to purchase up to 4,792,000 shares of Common Stock (the “Common Warrant Shares”). Each Share and associated Common Warrant to purchase one (1) Common Warrant Share was sold at a combined public offering price of $1.20.

The Company received aggregate gross proceeds from the Offering of approximately $5.75 million, before deducting placement agent fees and other offering expenses. The Company intends to use the proceeds of the Offering primarily for general corporate purposes and other business matters, as well to satisfy certain debts.

The Securities Offered

Each Common Warrant has an exercise price of $1.30 per share, is immediately exercisable and expires five (5) years from its issuance date.

The Shares and accompanying Common Warrants were issued separately.

The exercise price of the Common Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Common Warrants may be exercised on a cashless basis if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Common Warrant Shares to the holder.

A holder of the Common Warrants (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, the Common Warrants, and the Common Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-284298), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) that became effective on January 23, 2025.

The foregoing does not purport to be a complete description of the Common Warrants and is qualified in its entirety by reference to the full text of each of such document, which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Securities Purchase Agreement

In connection with the Offering, on January 23, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of forty-five (45) days and will not directly or indirectly offer to sell, sell, grant any option to sell or otherwise dispose of shares of its Common Stock or any securities convertible into, exercisable or exchangeable for its shares of Common Stock in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, for a period of one hundred and eighty (180) days after the Closing Date of the Offering, provided that the foregoing shall not apply, following the forty-five (45) day anniversary of the Closing Date, the Company may effectuate sales pursuant to its Common Stock Purchase agreement with B. Riley Principal Capital II, LLC, dated October 7, 2024, provided that such sales are at a price per share equal to or greater than $2.50.

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The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

In connection with the Offering, on January 23, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Offering. The Company paid the Placement Agent an aggregate fee equal to 6.0% of the gross proceeds raised in the Offering. Further, the Company agreed to reimburse the Placement Agent up to an aggregate of $50,000 for accountable legal fees, other reasonable and documented out-of-pocket expenses, and non-accountable expenses.

The Placement Agency Agreement and the Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the Company’s executive officers and directors have entered into agreements providing that each such person (for a period of forty-five (45) days from the date of the Placement Agency Agreement) may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent. The Placement Agency Agreement also provides that the Company (for a period of forty-five (45) days from the date of the Placement Agency Agreement) may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent and for a period of one hundred eighty (180) days after the Offering the Company will not directly or indirectly offer to sell, sell, grant any option to sell or otherwise dispose of shares of its Common Stock or any securities convertible into, exercisable or exchangeable for its shares of Common Stock in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, without the prior written consent of the Placement Agent, provided that the foregoing shall not apply, following the forty-five (45) day anniversary of the Closing Date, to sales effectuated pursuant to the Company’s Common Stock Purchase agreement with B. Riley Principal Capital II, LLC, dated October 7, 2024, provided that such sales are at a price per share equal to or greater than $2.50.

The foregoing does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events

The Company issued a press release announcing the pricing of the Offering on January 24, 2025. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein, except for the quote of Roshan Pujari contained in paragraph 2 of the press release.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Common Warrant
10.1	Securities Purchase Agreement, dated as of January 23, 2025, by and among Stardust Power Inc. and that certain investor
10.2	Placement Agency Agreement, dated as of January 23, 2025, by and among Stardust Power Inc. and the Placement Agent.
99.1	Press release dated January 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stardust Power Inc.

Dated: January 28, 2025	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari
	Title:	Chief Executive Officer

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